Exhibit 10.3
SECOND AMENDMENT

SECOND AMENDMENT dated as of November 3, 2017 (this “Amendment”) to the Amended and Restated Master Purchase and Sale Agreement, dated as of March 6, 2017, as amended by the First Amendment, dated as of September 14, 2017 (the “Master Purchase and Sale Agreement”), among CARVANA AUTO RECEIVABLES 2016-1 LLC, a Delaware limited liability company, as Transferor (the “Transferor”), ALLY BANK, a Utah chartered bank, as a Purchaser (in such capacity, a “Purchaser”), and ALLY FINANCIAL INC., a Delaware corporation, as a Purchaser (in such capacity, a “Purchaser” and, together with Ally Bank, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Transferors and the Purchasers are parties to the Master Purchase and Sale Agreement pursuant to which the Purchasers have agreed to purchase specified portfolios of receivables and related property from the Transferor; and
WHEREAS, the parties wish to amend the Master Purchase and Sale Agreement to modify certain defined terms;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS

1.1     Defined Terms. Unless otherwise defined herein, capitalized terms used in the above recitals and in this Amendment are defined in and shall have the respective meanings assigned to them in (or by reference in) Appendix A to the Master Purchase and Sale Agreement.
SECTION 2. AMENDMENTS

2.1     Amendments to Section 2.1 (Commitments to Sell and Purchase Receivables Pools). Section 2.1 of the Master Purchase and Sale Agreement is hereby amended by:
(a)     amending Section 2.1(a) (Transferor Obligation) as set forth below by inserting each term thereof which is double underlined in the place where such term appears below:
“(a)     Transferor Obligation. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations, warranties and agreements set forth herein, the Transferor commits to sell to the Purchasers one Receivables Pool each calendar week during the Commitment Period, except for the calendar weeks within the period from January 1, 2018 to January 15, 2018, with a total Cutoff Date Aggregate Outstanding Principal Balance for all such Receivables Pools sold during the Commitment Period, taken together, equal to the Commitment Amount and each Receivables Pool sold to the Purchaser shall have a Cutoff Date Aggregate Outstanding Principal Balance equal to at least 51% (adjusted downward for a nonmaterial amount resulting from application of the Selection Procedures, including the Freestyle Selection, at a Purchase Percentage of 51% of the aggregate principal balance of all receivables originated by the Seller that meet the criteria described in the definition of “Eligible Receivable” during the second calendar week preceding the calendar week in which the related Closing Date shall occur related to such Receivables Pool during the Commitment Period; provided, that the Transferor shall not be obligated to sell any Receivables Pool if the related Second Step Receivables Purchase Price for such Receivables Pool is less than or equal to the Cutoff Date Aggregate Outstanding Principal Balance (collectively, the “Transferor Obligation”).

(b)     amending Section 2.1(b) (Purchaser Obligation) as set forth below by inserting each term thereof which is double underlined in the place where such term appears below:
“(b) Purchaser Obligation. Upon the terms and subject to the conditions set forth in this Agreement, including Section 2.1(c) below, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Purchasers commit to purchase one Receivables Pool each calendar week during the Commitment Period, except for the calendar weeks within the period from January 1, 2018 to January 15, 2018, on each Closing Date designated by the Transferor pursuant to Section 4.1(a); provided that (i) the sum of the Cutoff Date Aggregate Outstanding Principal Balance for all Receivables Pools purchased during the Commitment Period shall not exceed the Commitment Amount, and (ii) the sum of the Cutoff Date Aggregate Outstanding Principal Balance for all Receivables Pools purchased during the period from the Extension Amendment Effective Date through December 31, 2017 shall not exceed $125,979,120 (the “Purchaser Obligation”).

2.2     Amendment to Section 2.3 (Pricing Model). Section 2.3 of the Master Purchase and Sale Agreement is hereby amended
(a)     by amending clauses (E) through (G) of Section 2.3(a) as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:
“(E) at any time during the existence and continuance of any Catalyst Event ~~or,~~ (F) changes to the methodology (including underlying loss assumptions for comparably-designated dealers) for calculating the NAALR, or (G) a failure by the Transferor and the Purchasers to agree upon mutually acceptable changes to the defined term Eligible Receivables Pool prior by January 24, 2018.”

2.3     Amendments to Section 2.4 (Termination Options). Section 2.4 of the Master Purchase and Sale Agreement is hereby amended by:
(a)     amending clause (iv) of Section 2.4(a) (Transferor Termination Options) as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:
“(iv)    for any reason with one hundred eighty (180) ~~twenty (120)~~ days’ prior written notice to the Purchaser.”

(b)     amending clauses (vi) and (xvi) of Section 2.4(b) (Purchaser Termination Options) as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:
“(vi)    (y) the occurrence of a “Termination Event” or “Commitment Termination Event” under the Receivables Warehouse Facility or the 2017 Receivables Warehouse Facility or a termination event, event of default, or servicer default under any other credit or purchase facility by the Purchasers or any of their Affiliates to the Seller or the Transferor or any of their consolidated Affiliates that enables or permits the holder or holders of such indebtedness or any trustee or agent on its or their behalf to cause such indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (z) any indebtedness of the Seller or the Transferor or any of their consolidated Affiliates which exceeds $20,000,000 in aggregate principal or face amount becoming due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;
(xvi)    for any reason with one hundred eighty (180) ~~twenty (120)~~ days’ prior written notice to the Transferor; or”

2.4     Amendment to Section 3.1 (Sale of Receivables). Section 3.1 of the Master Purchase and Sale Agreement is hereby amended by:
(a)     amending the first sentence of Section 3.1(e) by replacing the current reference to “second (2nd)” that appears in such sentence with a new reference to “third (3rd)”.
2.5     Amendment to Section 4.1 (Effecting Purchases). Section 4.1 of the Master Purchase and Sale Agreement is hereby amended by:
(a)     amending the subsection (i) of Section 4.1(a) by replacing the current reference to “second (2nd)” that appears in such subsection with a new reference to “third (3rd)”.
2.6     Amendments to Section 5.2 (Representations and Warranties of the Transferor) and Section 7.1 (Protection of Right, Title and Interest). Sections 5.2 and 7.1 of the Master Purchase and Sale Agreement are hereby amended by:
(a)     amending Sections 5.2(q), 5.2(r), and 7.1(c) by replacing the current reference to “85251” that appears in such sections with a new reference to “85281”.
2.7     Amendment to Section 7.20 (Negative Covenants). Section 7.20 of the Master Purchase and Sale Agreement is hereby amended by:
(a)     amending Section 7.20(h) (Credit Policy) as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:
“(h)     Credit Policy. During the Commitment Period, the Transferor will not, and it will not permit the Seller to, amend, modify, restate or replace, in whole or in part, its identity, income, and payment verification practices, including, but not limited to, any change to Exhibit E attached hereto, without written notification to the Purchasers; provided that the prior written consent of the Purchasers shall be required if such amendment, modification, restatement or replacement would impair the collectability of any Receivable or otherwise materially and adversely affect the interests or the remedies of the Purchasers under this Agreement or any other Basic Document. ~~At the Purchasers’ request, but no more frequently than monthly, the~~ The Transferor will provide, or shall cause to be provided, to the Purchasers on a monthly basis a current version of ~~an explanation of all material changes to~~ the Seller’s policies concerning generation of financing terms as well as (i) a comparison showing all changes to the Seller’s policies concerning generation of financing terms as provided to the Purchasers during the previous calendar month or (ii) an affirmation that no changes were made to the Seller’s policies concerning generation of financing terms as provided to the Purchasers during the previous calendar month, noting that the Purchasers may also request a current version of the Seller’s policies concerning generation of financing terms at any point in time. ~~over the preceding month.~~ For the avoidance of doubt, changes to the Receivable Structure Constraints shall be considered material changes to policies concerning generation of financing terms.
2.8     Amendment to Section 8.2 (Repurchase of Receivables Upon Breach by the Transferor). Section 8.2 of the Master Purchase and Sale Agreement is hereby amended by:
(a)     adding the following sentence as set forth below immediately following the first sentence of Section 8.2:
“Such notice shall specify the reason for such ineligibility or breach and shall identify all Receivables that the party preparing such notice knows is so ineligible or in breach as of such date.”

2.9     Amendments to Section 8.6 (Notices). Section 8.6 of the Master Purchase and Sale Agreement is hereby amended by:
(a)     amending the first sentence of Section 8.6 as set forth below by deleting the stricken text:
“Section 8.6    Notices. All communications and notices pursuant hereto to either Party must be in writing personally delivered, sent by facsimile or email~~, in each case with a copy to follow via first class mail or mailed by certified mail-return receipt requested,~~ and shall be deemed to have been duly given at the address, fax number or email for each Party set forth below.
(b)     amending the notice address for the Transferor by replacing the current reference to “4020 East Indian School Road Phoenix, Arizona 85018” with a new reference to “1930 W. Rio Salado Pkwy Tempe , AZ 85281”.
(c)     amending the notice addresses for the Purchasers by replacing the addresses set forth in Section 8.6 with the addresses set forth below:

“Ally Bank
7159 Corklan Dr.; Suite 200
Jacksonville, FL 32258
Attn: Karen Holley
Email: karen.holley@ally.com”

and

“Ally Financial
Ally Detroit Center
500 Woodward Avenue
MC: MI-01-10-LEGAL
Detroit, MI 48226
Attn: Richard Kent or Ryan Rettmann
Fax No.: (313) 334-3276”

2.10     Amendment to Section 8.17 (No Petition Covenant). Section 8.17 of the Master Purchase and Sale Agreement is hereby amended by inserting each term thereof which is double underlined in the place where such term appears below:
“Notwithstanding any prior termination of this Agreement, the Purchasers shall not, prior to the date which is one year and one day after (i) the final payment or liquidation of all the Receivables and (ii) ~~and~~ payment in full of all obligations owing to Ally Bank under the Receivables Warehouse Facility and the 2017 Receivables Warehouse Facility, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor under any federal or state bankruptcy or Insolvency Proceeding.”
2.11     Amendments to Appendix A (Definitions). Appendix A to the Master Purchase and Sale Agreement is hereby amended by:
(a)     deleting clause (ii) of the Eligible Receivable definition in its entirety and replacing it with the following:

“(ii)    Such Receivable was purchased by the Transferor from the Seller in the ordinary course of business and as soon as is practicable after the file with respect to such Receivable is complete”.
(b)     amending clause (xxxii) of the Eligible Receivable definition by replacing the current reference to “seventy-two (72)” that appears in such clause with a new reference to “seventy-five (75)”.
(c)     deleting clause (xxxiii) of the Eligible Receivable definition in its entirety and replacing it with “Reserved;”. 1 2
(d)     amending clause (xxxiv) of the Eligible Receivable definition by replacing the current reference to “600” that appears in such clause with a new reference to “590”.
(e)     amending the following definitions as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:
“Commitment Amount” means the sum of (i) ~~$375,000,000~~ $1,500,000,000 less 62.5% of the aggregate Outstanding Principal Balance of all retail installment sales contracts which would be Eligible Contracts under the definition thereof sold by the Seller during the Commitment Period to parties other than the Transferor plus (ii) the Outstanding Principal Balance of a Receivable that had been previously included in a Receivables Pool and was repurchased, remediated and resold to the Purchasers in a subsequent Receivables Pool.
“Defaulted Receivable” means any Receivable upon the first occurrence of any of the following: (i) all, or any part in excess of 10% of any scheduled payment (the “Default Threshold”) is one hundred and twenty (120)~~twenty-one (121)~~ (or such shorter period as shall be specified in the Collection Policy, it being understood that such period in the Collection Policy shall not be lengthened without the prior written consent of the Purchasers) or more days delinquent on the last day of a calendar month (taking into account the application by the Servicer of payments received in any Collection Period to previously unpaid scheduled payments or portions thereof in accordance with the Collection Policy)~~; provided however, during the period beginning on the initial Closing Date and ending on December 31, 2016, the Default Threshold shall be the lesser of 50% of any scheduled payment and the lowest Default Threshold applied in accordance with the Collection Policy; provided, further, that during such period, all reporting and the calculations of Outstanding Principal Balance and similar amounts with respect to the Receivables shall be made as if the 10% standard is in place,~~ (ii) for which the Financed Vehicle has been surrendered or repossessed and the redemption period granted the Obligor or required by applicable law has expired, or is to be repossessed but is unable to be located or is otherwise subject to being repossessed, (iii) which has been settled for less than the Outstanding Principal Balance, (iv) which has been liquidated by the Servicer through the sale of the related Financed Vehicle, (v) for which proceeds have been received which in the Servicer’s judgment, constitute the final amounts recoverable in respect of such Receivable, or (vi) which has been charged-off (or should have been charged-off) in accordance with the Collection Policy.
“Scheduled Commitment Termination Date” means ~~the date that is the 364 day anniversary of the date of the Master Purchase and Sale Agreement~~ November 2, 2018.”
(f)     deleting the Previously Originated Receivable definition in its entirety and replacing it with the following:
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1 The pools sold in after 11/3/17 and PArt C should be governed by a concentration limit.
2 Currently being considered by Ally

“Previously Originated Receivable” means, for any Closing Date and the related Eligible Receivables Pool, an Eligible Receivable originated in a prior Origination Period that met the eligibility criteria to be included in an Eligible Receivables Pool that could have been sold to the Purchasers pursuant to the Master Purchase and Sale Agreement on a prior Closing Date but for (i) the Seller not having completed ministerial administrative procedures for such Receivable (such as validating receipt of the down payment) or (ii) the failure to satisfy the representations and warranties regarding the information provided for such Receivable on the related Schedule of Receivables in Section 5.2(cc)(iii) of the Master Purchase and Sale Agreement and clause (xxiv) of the definition of “Eligible Receivable” and such Receivables was removed or repurchased from a prior First Tier Receivables Pool or Receivables Pool, as applicable, solely as a result of such failure (and not for any other reason).
(g)     adding the following definitions of “Extension Amendment Effective Date” and "2017 Receivables Warehouse Facility” in the appropriate alphabetical order, as set forth below:
““2017 Receivables Warehouse Facility” means the Loan and Security Agreement, dated as of November [3], 2017, by and among Sonoran Auto Receivables Trust 2017-1, the Transferor, Carvana and Ally Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Extension Amendment Effective Date” means November [3], 2017.”

SECTION 3. MISCELLANEOUS

3.1     Effectiveness. This Amendment shall become effective as of the date first written above upon the receipt of the following:
(a)     a signed counterpart to this Amendment, shall have been duly executed and delivered by each of the parties hereto,
(b)     a signed counterpart to the Sixth Amended and Restated Letter Agreement re Master Purchase and Sale Agreement, dated as of the date hereof, shall have been duly executed and delivered by Carvana, LLC, Bridgecrest Credit Company, LLC, the Transferor, Ally Financial, and Ally Bank,
(c)     a signed counterpart to Omnibus Amendment No. 1 to Basic Documents (Ally-Carvana Flow), dated as of the date hereof, shall have been duly executed and delivered by Carvana, LLC, the Transferor, Ally Bank, Ally Financial Inc., Wells Fargo Bank, National Association and Bridgecrest Credit Company, LLC,
(d)     a signed counterpart to the Second Amendment, dated as of the date hereof, to the Loan and Security Agreement, dated as of December 22, 2016, as amended by the First Amendment, dated as of September 14, 2017, shall have been duly executed and delivered by Sonoran Auto Receivables Trust 2016-1, the Transferor, Carvana, LLC and Ally Bank, and
(e)     all conditions precedent to the effectiveness of the Loan and Security Agreement, dated as of November [3], 2017, by and among Sonoran Auto Receivables Trust 2017-1, the Transferor, Carvana, LLC and Ally Bank shall have been satisfied or waived, and each of Sonoran Auto Receivables Trust 2017-1, the Transferor, Carvana, LLC and Ally Bank shall have executed and delivered each other document and instrument required to be executed and delivered by such party as of the date hereof, as applicable, prior to the effectiveness thereof or thereunder.
3.2     Continuing Effect of the Master Purchase and Sale Agreement. Except as specifically amended and modified above, the Master Purchase and Sale Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers under the Master Purchase and Sale Agreement, nor constitute a waiver of any provision of the Master Purchase and Sale Agreement.

3.3     Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Purchasers, the Servicer and their respective successors and permitted assigns.
3.4     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.
3.5     GOVERNING LAW, SUBMISSION TO JURISDICTION, ETC.
(a)     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
(b)     THE TRANSFEROR AND THE PURCHASERS HEREBY MUTUALLY AGREE TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE TRANSFEROR AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)     THE TRANSFEROR AND THE PURCHASERS EACH HEREBY WAIVES (TO EXTENT THAT IT MAY LAWFULLY DO SO) ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AMENDMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CARVANA AUTO RECEIVABLES 2016-1, LLC,
as Transferor
By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President and Secretary

ALLY BANK,
as Purchaser
By:	/s/ D.P. Shevsky
Name:	D.P. Shevsky
Title:	Chief Risk Officer

ALLY FINANCIAL INC.,
as Purchaser
By:	/s/ D.T. Rowe
Name:	D.T. Rowe
Title:	Sr. Vice President

[SIGNATURES CONTINUE]

[Signature page to Second Amendment to Amended and Restated Master Purchase and Sale Agreement]

Agreed to and Accepted by:

CARVANA, LLC,
as Seller
By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President and Secretary

[Signature page to Second Amendment to Amended and Restated Master Purchase and Sale Agreement]

Acknowledged by:

BRIDGECREST CREDIT COMPANY, LLC,
as Servicer
By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

[Signature page to Second Amendment to Amended and Restated Master Purchase and Sale Agreement]